EXHIBIT 99.1

PHOENIX FOOTWEAR

ANNOUNCES APPOINTMENT OF GREG SLACK AS CFO

CARLSBAD, Calif., March 21, 2011 — Phoenix Footwear Group, Inc. (OTCQB: PXFG) announced today that that it has hired Greg Slack to serve as its Chief Financial Officer, effective April 1, 2011. Mr. Slack succeeds Dennis Nelson, who has served as the Company’s Chief Financial Officer for the past several years.

Mr. Slack has held a number of senior financial positions during his 20 year career, including serving as the Chief Financial Officer at JMC Management and prior to that, Bay Logics, Inc. More recently, Mr. Slack served as the Chief Financial Officer at Ashworth, Inc., a publically traded apparel company, a position he held until the company’s acquisition by Taylor Made Adidas Golf.

Commenting, Mr. Riedman said, “We are pleased to have Greg join our management team. He brings with him a depth of not only financial experience, but operational expertise as well. His industry knowledge will allow him to be a significant contributor from the start as we finalize our return to profitability.”

About Phoenix Footwear Group, Inc.

Phoenix Footwear Group, Inc., headquartered in Carlsbad, California, specializes in quality comfort women’s and men’s footwear with a design focus on fitting features. Phoenix Footwear designs, develops, markets and sells footwear in a wide range of sizes and widths under the brands Trotters®, SoftWalk®, and H.S. Trask®. These brands are primarily sold through department stores, leading specialty and independent retail stores, mail order catalogues and internet retailers and are carried by approximately 650 customers in over 900 retail locations throughout the U.S. Phoenix Footwear has been engaged in the manufacture or importation and sale of quality footwear since 1882.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding expected financial performance and condition and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” “exploring,” or similar expressions. Many of these risks and uncertainties are discussed in Phoenix Footwear’s annual report on Form 10-K for the fiscal year ended January 2, 2010 filed with the Securities and Exchange Commission, and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at http://www.sec.gov. These include, without limitation: the risk that Phoenix Footwear will not be able to continue as a going concern; the risk that Phoenix Footwear may in the future default on its secured credit facility; Phoenix Footwear’s ability to sustain its return to profitability and positive cash flow from continuing operations; the risk that Phoenix Footwear may need additional capital and that such capital, if needed, will not be on favorable terms; the risk associated with the recent disruptions in the overall economy and the impact on the retail industry, including Phoenix Footwear’s customers; the concentration of Phoenix Footwear’s sales to a relatively small group of customers; the potential financial instability of Phoenix Footwear’s customers and the risk of loss of future and pending orders; changing consumer preferences and fashion trends; competition from other companies in Phoenix Footwear’s markets; Phoenix Footwear’s ability to manage inventory levels; the risks of doing business in international markets; Phoenix Footwear’s reliance on independent manufacturers, including those to whom Phoenix Footwear is past-due; fluctuations in the price, availability and quality of raw materials; changes in the mix of Phoenix Footwear’s customers; fluctuations in its financial results as a result of the seasonality in its business; Phoenix Footwear’s ability to protect its intellectual property rights; the risk that Phoenix Footwear is controlled by a principal stockholder; the risk associated with claims arising from divestiture transactions, including indemnification claims and, the risk that Phoenix Footwear’s stock is thinly traded and volatile. Although Phoenix Footwear believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Phoenix Footwear or any other person that the objectives and plans of Phoenix Footwear will be achieved. All forward-looking statements included in this press release speak only as of the date of this press release and are based on Phoenix Footwear’s current expectations and projections about future events, based on information available at the time of the release, and Phoenix Footwear expressly disclaims any obligation to release publicly any update or revision to any forward-looking statement contained herein if there are changes in Phoenix Footwear’s expectations or if any events, conditions or circumstances on which any such forward-looking statement is based.

Contact:

James Riedman

Chief Executive Officer

Phoenix Footwear Group, Inc.

(760) 602-9688